Exhibit99.77Q3CERT

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and 74U2, and 74V1 and 74V2 correctly, the correct answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

                     Total Income Dividends (000's omitted)
                     --------------------------------------
Share         Cash Reserves
Class         Fund
--------------------------
Investor      $6,227
Class A       $21
Class B       $2
Class C       $115

Item 73A1 and 73A2
Distributions per share for which record date passed during the period

                      Dividends from Net Investment Income
                      ------------------------------------
Share         Cash Reserves
Class         Fund
--------------------------
Investor      $0.0067
Class A       $0.0051
Class B       $0.0036
Class C       $0.0029

Item 74U1 and 74U2
Number of shares outstanding

                        Share Outstanding (000's omitted)
                        ---------------------------------
Share         Cash Reserves
Class         Fund
--------------------------
Investor      570,867
Class A       8,916
Class B       599
Class C       17,402

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

                            Net Asset Value Per Share
                            -------------------------
Share         Cash Reserves
Class         Fund
--------------------------
Investor      $1.00
Class A       $1.00
Class B       $1.00
Class C       $1.00